EXHIBIT 8.1

List of the Registrant’s Subsidiaries, Variable Interest Entities and Affiliated Entities

Name	Jurisdiction of Incorporation
Subsidiaries:
Beijing Huanqiu Zhikang Shidai Education Consulting Co., Ltd.	PRC
Beijing Yidu Huida Education Technology Co., Ltd.	PRC
TAL Education Technology (Beijing) Co., Ltd.	PRC
Xueersi International Education Group Limited	Hong Kong

Variable Interest Entities:
Beijing Xueersi Education Technology Co., Ltd.	PRC
Beijing Xueersi Network Technology Co., Ltd.	PRC

Affiliated Entities:
Beijing Dongcheng District Xueersi Training School	PRC
Beijing Haidian District Xueersi Training School	PRC
Beijing Haidian District Lejiale Training School	PRC
Beijing Xicheng District Xueersi Training School	PRC
Beijing Zhikang Culture Distribution Co., Ltd.	PRC
Guangzhou Xueersi Education Technology Co., Ltd.	PRC
Shanghai Changning District Xueersi-Lejiale School	PRC
Shanghai Lehai Science and Technology Information Co., Ltd.	PRC
Shanghai Minhang District Lejiale School	PRC
Shanghai Xueersi Education Information Consulting Co., Ltd.	PRC
Shenzhen Xueersi Education Technology Co., Ltd.	PRC
Tianjin Hexi District Xueersi Training School	PRC
Tianjin Xueersi Education Information Consulting Co., Ltd.	PRC
Wuhan Jianghanqu Xueersi English Training School	PRC
Wuhan Jiang’an District Xueersi Training School	PRC
Beijing Chaoyang District Xueersi Training School	PRC
Hangzhou Xueersi Education Consulting Co., Ltd.	PRC
Beijing Xueersi Nanjing Education Consulting Co., Ltd.	PRC
Xi’an Xueersi Network Technology Co., Ltd.	PRC
Chengdu Xueersi Education Consulting Co., Ltd.	PRC
Shanghai Xueersi Network Technology Co., Ltd.	PRC